Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Telos Corporation of our report dated March 16, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Telos Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
May 11, 2026

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